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Sleepy's, Inc & Affiliates
Listing of Corporations


  The following is a list of corporations that are currently wholly-owned by Harry Acker, Chairman of the Board and Chief Executive Officer of the Company, and three trusts formed by Mr. Acker, as to each of which Mr. Acker is sole trustee. Prior to the effectiveness of this offering, all of the outstanding capital stock of each of these corporations will be contributed to the Company.







                                                          STATE OF
          NAME OF CORPORATION                           INCORPORATION
- ---------------------------------------------------------------------
 Sleepy's of Patchogue, Inc.                            New York
 Sleepy's of West Babylon, Inc.                         New York
 Sleepy's of Bay Shore, Inc.                            New York
 Sleepy's of Bensonhurst, Inc.                          New York
 Sleepy's of Broadway, Inc.                             New York
 Sleepy's of Livingston Street Inc.                     New York
 Sleepy's of Kings Highway, Inc.                        New York
 Sleepy's of Selden, Inc.                               New York
 Sleepy's of Commack, Inc.                              New York
 Barthel Inc.                                           New York
 Sleepy's of Edison, Inc.                              New Jersey
 Sleepy's of Hanover, Inc.                             New Jersey
 Sleepy's of Queens Boulevard, Inc.                     New York
 Sleepy's of 57th Street, Inc.                          New York
 Sleepy's of Forest Avenue, Inc.                        New York
 Sleepy's of Forest Hills, Inc.                         New York
 Sleepy's of Farmingdale, Inc.                          New York
 Sleepy's of Oakdale, Inc.                              New York
 Sleepy's of Hoboken, Inc.                             New Jersey
 Sleepy's of Hasbrouck Heights, Inc.                   New Jersey
 Sleepy's of West Hempstead, Inc.                       New York
 Sleepy's of Herald Square, Inc.                        New York
 Sleepy's of Hylan Blvd., Inc.                          New York
 Sleepy's of Oceanside, Inc.                            New York
 Sleepy's of Manhasset, Inc.                            New York
 Sleepy's of Rockaway Turnpike, Inc.                    New York
 Sleepy's of Mamaroneck, Inc.                           New York
 Sleepy's of Mt. Kisco, Inc.                            New York
 Merrick Sleep Center, Inc.                             New York
 Sleepy's of Huntington, Inc.                           New York
 Sleepy's of Parkchester, Inc.                          New York
 Sleepy's of Route 4, Inc.                             New Jersey
 Sleepy's of Park Slope, Inc.                           New York
 Sleepy's of Ridgewood, Inc.                            New York
 Sleepy's of Richmond Hill, Inc.                        New York
 Sleepy's of Riverhead, Inc.                            New York
 Sleepy's of Rocky Point, Inc.                          New York
 Sleepy's of Rosedale, Inc.                             New York



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

                                                         STATE OF
           NAME OF CORPORATION                         INCORPORATION
- --------------------------------------------------------------------
 1453 Center Corp.                                      New York
 Sleepy's of Sixth Avenue, Inc.                         New York
 Sleepy's of Nanuet, Inc.                               New York
 Sleepy's of Lynbrook, Inc.                             New York
 Sleepy's of Third Avenue, Inc.                         New York
 Plainedge Bedding Corporation, Inc.                    New York
 Sleepy's of 86th Street, Inc.                          New York
 Sleepy's of Little Falls, Inc.                        New Jersey
 Sleepy's of Watchung, Inc.                            New Jersey
 Sleepy's of White Plains, Inc.                         New York
 Sleepy's of Bridgehampton, Inc.                        New York
 Sleepy's of Route 107, Inc.                            New York
 Sleepy's of Secaucus, Inc.                            New Jersey
 Sleepy's of West New York, Inc.                       New Jersey
 Sleepy's of Lawrence, Inc.                             New York
 Sleepy's of Massapequa, Inc.                           New York
 Sleepy's of Yonkers, Inc.                              New York
 Sleepy's of Smithtown, Inc.                            New York
 Sleepy's of Ozone Park, Inc.                           New York
 K.S. Acquisition Corporation                           New York
 Sleepy's of Rego Park, Inc.                            New York
 Kleinsleep of Paramus, Inc.                            New Jersey
 Kleinsleep of Southampton, Inc.                         New York
 Kleinsleep of Broadway, Inc.                            New York
 Kleinsleep of Westport, Inc.                          Connecticut
 Kleinsleep of Manhasset, Inc.                           New York
 Kleinsleep of Upper Broadway, Inc.                      New York
 Sleepy's International, Inc.                            Florida
 1-800-Sleepy's, Inc.                                    New York
 DAV Consulting, Inc.                                    New York
 Ackers Bedding Centers, Inc.                            New York



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